UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CARDINAL BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[Cardinal Bankshares Corporation letterhead]

April 19, 2012

Please:

If you have not already signed and returned Cardinal’s “WHITE” proxy, then please:

•	Do vote and return the enclosed “WHITE” proxy and …

•	Discard ANY gold proxy you receive from the “Coalition to Improve the Bank of Floyd” (the Schaller Coalition)!

Dear Shareholder:

In the near future you will likely receive proxy material from the “Coalition to Improve the Bank of Floyd” (the “Schaller Coalition”) in connection with our upcoming Annual Meeting. The mailing of the Schaller Coalition material is not authorized by our Board of Directors and is being pursued in direct opposition to our Board.

The Creation of the Schaller Coalition

On March 9, 2012, the Schaller Coalition came into existence with the filing of its preliminary proxy material with the SEC.

Make no mistake, regardless of its make-up at any point in time, the Schaller Coalition is simply the fabrication of an opportunistic investment broker from North Carolina to take control of your Bank.

Items that SHOULD concern You

1.	We don’t Need the Schaller Coalition. Our Bank is doing well under the current Board leadership;

2.	Your Board is Competent and Experienced. The Schaller Coalition does not have a minute’s worth of experience running a public company or bank;

April 19, 2012

3.	The Schaller Coalition’s derogatory approach is Damaging our Bank’s Business. Your Board and management serve our customers EVERYday;

4.	The Bank is run by a Board of directors with no strings attached. The Schaller Coalition is a spaghetti bowl of complexity; and,

5.	Your Board’s objectives are CONSISTENT. Schaller and his Schaller Coalition have flipped about as much as they have flopped in their brief association with the Bank.

WE DON’T NEED the Schaller Coalition

Here’s the “State of Affairs” the Schaller Coalition calls “unacceptable.” See if you agree:

g	Stock Price: Our stock price has performed 35% BETTER than the average share price of all Virginia banks from the peak of the market in October 2007 to March 2012.

g	Last 2 year’s Stock Price Performance: Although many bank stock values have generally been lower recently, our shareholders have experienced an 80% RETURN over the last 2 years.

g	Shareholders’ Equity: Based on a selection of our local Virginia peer banks, our Shareholders’ Equity is 36% HIGHER (relative to our assets) than the median for the peer banks.

g	Reserves for Possible Losses: Based on the selection of the same local Virginia peer banks, our Reserves for Possible Losses are 19% HIGHER (relative to outstanding loans) than the median for the other local banks.

COMPETENT & EXPERIENCED vs. INexperienced

Your Directors have Bank Board EXPERIENCE of nearly 100 YEARS, substantially all of which has been with public companies regulated by the SEC. Additionally, your Board includes individuals with Bank Industry EXPERIENCE of over 80 YEARS.

The Schaller Coalition has no experience in running public company or bank.

The Schaller Coalition’s April 16 preliminary proxy statement admits that, after being challenged by the Federal Reserve, the Schaller Coalition dropped the number of board nominees it was proposing from 5 to 3 to get around having to prove to the Federal Reserve that it is qualified to control a bank.

April 19, 2012

Customer Damage

Stated plainly, the Bank has been notified by a number of customers representing material accounts with the Bank that they do not have the confidence or desire to continue their banking relationship with the Bank of Floyd if the Schaller Coalition nominees are elected.

Similarly, we have had prospective loan customers that have indicated a desire to do business with the Bank of Floyd, but not until – and only if, the Schaller Coalition nominees are not elected.

Clearly, the uncertainties created by the Schaller Coalition actions are adversely impacting our customers, prospective customers, the Bank and its shareholders.

The Schaller Coalition’s SPAGHETTI BOWL

Let’s take a look at how the Bank’s governance would look if the Schaller Coalition is successful. Be aware that NO current director is willing to continue to serve on the Board if any of the Schaller Coalition nominees are elected:

April 19, 2012

The Flip-Flopper

Your Board’s objective to build a profitable, conservatively run and independent community bank has been CONSISTENT over the years. We invite you to compare that to the stated objectives of first Schaller and now his Schaller Coalition:

1.	Strenuously and repeatedly recommended the SALE or MERGER of the Bank (by the way, there is practically no difference);

2.	Finding this to be unpopular, seek to TAKE CONTROL to “improve” the Bank (but we believe ultimately to SELL it anyway);

3.	Announced their intention to run 5 nominees for the Board of Directors, but to vote for one Cardinal nominee because of his immense insight and ability to contribute. The Schaller Coalition had concluded that the other current directors were not able to make “independent, thoughtful decisions”; and,

4.	Failing to receive basic Federal Reserve approval for the 5 nominee plan, hastily determined to run only 3 nominees, but now to support 3 of Cardinal’s nominees (apparently 2 other Cardinal nominees have suddenly obtained sufficient powers to make “independent, thoughtful decisions”). DON’T BE FOOLED – the Cardinal nominees will NOT serve under the Schaller Coalition nominees. If you elect any of the Schaller Coalition nominees they will be running the show.

Summary

Thank you for taking the time to read this letter. We apologize that the actions of the Schaller Coalition have made it necessary.

Words cannot sufficiently express the deep appreciation we have for your common sense evaluation of the information set before you as our shareholder. We are confident in your judgment.

If you to have not signed, dated and returned the “WHITE” proxy we previously sent you, please sign, date and return today the “WHITE” proxy card enclosed. You are also urged to discard any gold proxy that you receive from Mr. Schaller or the Schaller Coalition.

Remember, supporting your current Board & management team is the RIGHT decision; allowing Mr. Schaller to takeover our Board and then … sell our Bank, is the WRONG one.

April 19, 2012

We thank you for your past and continued support.

Yours for a strong, locally owned, independent Cardinal Bankshares and Bank of Floyd,

Dr. Joseph Howard Conduff, Jr.	William R. Gardner, Jr.	Kevin D. Mitchell

Ronald Leon Moore	Michael D. Larrowe	G. Harris Warner, Jr.

Additional Information and Where To Find It

This letter is solicitation material in respect of the matters to be considered at the 2012 Annual Meeting of Shareholders. On April 12, 2012, Cardinal Bankshares Corporation (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and has mailed the definitive proxy statement to the Company’s shareholders. WE URGE SHAREHOLDERS AND INVESTORS TO READ THE PROXY STATEMENT ALONG WITH ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other related documents filed by the Company may be obtained at the SEC’s website at www.sec.gov. The Company’s proxy statement and other related documents may also be obtained by contacting the Company’s Corporate Secretary at Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091.

Participants in Solicitation

A listing of persons who are participants in the solicitation and certain information concerning such persons is set forth in the Company’s definitive proxy statement filed with the SEC on April 12, 2012, which may be obtained through the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

In addition to historical information, this letter contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and therefore you should not place undue reliance on any forward-looking statements we make. We may not update any forward-looking statements we make today for future events or developments. Information about risks and uncertainties are described in our filings with the SEC, which are available on the SEC’s website and our website and may be obtained by contacting the Corporate Secretary of the Company.